Exhibit 99.1

Entercom Communications Corp.

Reports Third Quarter 2007 Results

Announces $0.38 per share dividend payable December 17, 2007

(Bala Cynwyd, Pa. November 9, 2007) Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended September 30, 2007.

Third Quarter Highlights

•                  Net revenues increased 8% to $123.1 million and station operating expenses increased 11% to $71.3 million

•                  Same station net revenues increased slightly

•                  Same station operating expenses increased 4%, primarily due to Boston Red Sox sports rights fees

•                  Same station operating income decreased 5% to $51.7 million

•                  Net income per share decreased to $0.37 from $0.41

•                  Adjusted net income per share decreased to $0.39 from $0.45

David J. Field, President and Chief Executive Officer stated: “Third quarter revenues were up fractionally aided by our growth in digital and business development initiatives, offset by sluggish general advertising conditions affecting most traditional media.  We continue to build around the power of our integrated marketing platform, which offers customers the power of radio’s near universal reach and strong local brands and personalities, plus an expanding menu of creative on-air, on-line and on-site marketing opportunities. We also continue to reward our shareholders with a very attractive dividend from our significant free cash flow.”

Additional Third Quarter Information

The Company today announced that its Board of Directors has approved a quarterly dividend of $0.38 per share for the fourth quarter. The record date for the Company’s fourth quarter dividend is  December 3, 2007 and the payment date is December 17, 2007.

During the third quarter of 2007, the Company repurchased 0.3 million shares of common stock for $7.6 million. The Company has now retired in excess of 28% of its outstanding common stock since the commencement of its share repurchase programs.

The number of shares outstanding as of September 30, 2007 was 37.3 million, while the weighted average diluted shares for the quarter was 37.7 million. As of September 30, 2007, the Company had $10.3 million in cash and cash equivalents, $584.7 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

Pending Transactions To Acquire And Divest Radio Stations

The Company anticipates that the following transactions listed below will be completed during the fourth quarter of 2007 upon approval by the FCC and satisfaction of customary closing conditions. The Company is currently operating stations in the San Francisco, Austin and Memphis markets under time brokerage agreements (“TBA”s).

On February 26, 2007, the Company commenced operations under a TBA with Bonneville International Corporation that allowed the Company to operate Bonneville’s three San Francisco, California stations.  Concurrently, Bonneville commenced operations under a separate TBA that allowed Bonneville to operate the Company’s four stations in Cincinnati, Ohio and three stations in Seattle, Washington.  Upon completion of the related exchange transaction, the Company will own three stations in the San Francisco market and continue to own four stations in the Seattle market.

On February 20, 2007, the Company agreed to sell KXBT-FM¸ one of the four Austin, Texas radio stations included in the CBS Radio Stations Inc. transaction noted below, to Univision Radio Broadcasting Texas, L.P. for $20 million in cash. On February 26, 2007, Univision commenced operations of KXBT-FM under a TBA. Upon completion of this transaction and the CBS transaction, the Company will own three stations in the Austin market.

On November 1, 2006, the Company commenced operations under a TBA with CBS for eleven radio stations in Austin, Texas, Memphis, Tennessee and Cincinnati, Ohio. The Company discontinued operating the Cincinnati stations on February 26, 2007, at which time Bonneville commenced operating the Cincinnati stations under a TBA with the Company (see Bonneville transaction described above).

On November 1, 2006, the Company and Cumulus Media Partners, LLC each commenced operations under a TBA that allowed the Company to operate one of Cumulus’s Cincinnati radio stations and Cumulus to operate one of the Cincinnati radio stations included in the CBS transaction noted above. The Company discontinued operating this station on February 26, 2007, at which time Bonneville commenced operating this station under a TBA (see Bonneville transaction described above).

On October 26, 2006, the Company commenced operations under a TBA to operate WVEI-FM (formerly WBEC-FM), serving the Springfield, Massachusetts radio market. The station rebroadcasts the Company’s highly successful WEEI Boston sports radio format. Under an asset purchase agreement, the Company will acquire the radio station assets for $5.8 million in cash.

Additionally, the Company has an agreement to acquire four stations in Rochester, New York from CBS. The Company does not expect to commence operation of these stations until closing on the transaction is completed. The Company must comply with certain regulatory requirements that require the divestiture of three stations due to the limit on the number of stations a company can own in this market. The Company anticipates that the disposition of these stations will be completed during early 2008.  Upon divestiture of these three stations, the Company will continue to own five radio stations in the Rochester market.

On January 31, 2007, the Company entered into an agreement of sale and a TBA with Salem Communications Holding Corporation to dispose of KTRO-AM (formerly KKSN-AM) in Portland, Oregon for at least $4.2 million in cash. Salem commenced operations of KTRO-AM on February 1, 2007 under a TBA. Upon completion of this transaction, the Company will continue to own six stations in the Portland market.

Fourth Quarter Guidance

Based on the current business outlook, the Company expects fourth quarter same station net revenues to be in the range of flat to down 2% from the prior period.  It is worth noting that in the fourth quarter of last year the Company realized over $2.7 million in political revenue.  Same station operating expenses for the fourth quarter should increase by 1%.

The Company’s effective annual tax rate is expected to be approximately 45% (exclusive of discrete items of tax), which rate may fluctuate from quarter to quarter.

For purposes of same station comparisons, 2007 fourth quarter same station net revenues were $119.9 million and station operating expenses were $68.0 million.

Reconciliation of quarterly 2006 reported and same station results are available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on November 9, 2007 at 9:30 AM Eastern Time.  The public may access the conference call by dialing 888-889-0278 (passcode: Entercom).  A replay of the conference call will be available through November 16, 2007 by dialing 800-925-4265 and will also be available on the Company’s website: www.entercom.com.

Entercom is one of the nation’s largest radio broadcasters, with operations in San Francisco, Boston, Seattle, Denver, Sacramento, Portland, Kansas City, Indianapolis, Milwaukee, Austin, Norfolk, Buffalo, New Orleans, Providence, Memphis, Greensboro, Rochester, Greenville/Spartanburg, Madison, Wichita, Wilkes-Barre/Scranton, Springfield and Gainesville/Ocala.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.  All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), and gain or loss on sale or disposition of assets.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses and station operating expenses); and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Adjusted net income per share excludes (net of taxes): (i) gain/loss on sales of assets, derivative instruments and investments, (ii) non-cash compensation expense, and (iii) other income; and includes any dilutive equivalent shares when not anti-dilutive.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income, adjusted net income, adjusted net income per share and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share).  The adjustments exclude gain/loss on sale of assets, derivative instruments, investments, non-cash compensation expense and deferred income taxes for change in income tax rates. Management believes these adjusted non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Third Quarter 2007

Earnings Release

 ENTERCOM COMMUNICATIONS CORP.

 FINANCIAL DATA

 (amounts in thousands, except per share data)

 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
STATEMENTS OF OPERATIONS

Net Revenues	$123,060	$114,343	$348,262	$321,937

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	71,313	64,306	213,193	189,838
Station Operating Expenses - Non-Cash Compensation Expense	666	403	2,134	678
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense)	5,534	4,725	17,820	15,716
Corporate G & A Expenses - Non-Cash Compensation Expense	1,263	1,417	4,379	2,916
Depreciation And Amortization	3,938	4,077	11,989	11,926
Loss On Impairment	—	—	45,353	—
Net Time Brokerage Agreement Expense	4,079	—	11,578	—
Net (Gain) Loss On Sale Or Disposition of Assets	(422)	999	(841)	1,144
Total Operating Expenses	86,371	75,927	305,605	222,218
Operating Income	36,689	38,416	42,657	99,719

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $433 And $329 For The Three Months Ended September 30, 2007 And 2006, Respectively, And $1,247 And $986 For The Nine Months Ended September 30, 2007 And 2006, Respectively	13,136	11,705	37,728	32,455
Loss On Early Extinguishment Of Debt	—	—	458	—
Interest And Dividend Income	(197)	(188)	(535)	(523)
Net (Gain) Loss On Derivative Instruments	(11)	138	(118)	(371)
Net Gain On Investments	(63)	—	(285)	—
Other Income	(474)	—	(474)	—
Total Other Expense	12,391	11,655	36,774	31,561

Income Before Income Taxes	24,298	26,761	5,883	68,158

Income Taxes	10,231	10,601	1,967	27,112
Deferred Income Taxes From Change In Income Tax Rate	—	—	2,910	—
Total Income Taxes	10,231	10,601	4,877	27,112
Net Income	$14,067	$16,160	$1,006	$41,046

Net Income Per Share - Basic	$0.38	$0.41	$0.03	$1.02

Net Income Per Share - Diluted	$0.37	$0.41	$0.03	$1.02

Weighted Common Shares Outstanding - Basic	37,412	39,528	38,533	40,145
Weighted Common Shares Outstanding - Diluted	37,658	39,842	38,867	40,316

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$928	$3,700	$7,758	$9,649
Income Taxes Paid	$157	$100	$496	$152

	September 30,
	2007	2006
SELECTED BALANCE SHEET DATA

Cash And Cash Equivalents	$10,261	$14,229
Working Capital	101,446	87,716
Total Assets	1,702,469	1,705,282
Senior Debt	584,724	511,245
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	683,070	787,977

OTHER FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Dividends Declared And Paid Per Common Share	$0.38	$0.38	$1.14	$1.14

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues As Reported	$123,060	$114,343
Net Acquisitions And Divestitures Of Radio Stations	—	8,257
Same Station Net Revenues	$123,060	$122,600

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses As Reported	$71,979	$64,709
Non-Cash Compensation Expense Included In Station Operating Expense	(666)	(403)
Net Acquisitions And Divestitures Of Radio Stations	—	4,075
Same Station Operating Expenses	$71,313	$68,381

Reconciliation Of Station Operating Income And Same Station Operating Income To GAAP Operating Income:
Operating Income As Reported	$36,689	$38,416
Corporate G & A Expenses As Reported	6,797	6,142
Non-Cash Compensation Expense Included In Station Operating Expense	666	403
Depreciation And Amortization	3,938	4,077
Net Timer Brokerage Agreement Expense	4,079	—
Net (Gain) Loss On Sale Or Disposition of Assets	(422)	999
Station Operating Income	51,747	50,037
Net Acquisitions And Divestitures Of Radio Stations	—	4,182
Same Station Operating Income	$51,747	$54,219

Reconciliation Of Free Cash Flow To GAAP Net Income:
Net Income As Reported	$14,067	$16,160
Depreciation And Amortization	3,938	4,077
Deferred Financing Costs Included In Interest Expense	433	329
Non-Cash Compensation Expense	1,929	1,820
Net (Gain) Loss On Sale Or Disposition Of Assets	(422)	999
Net (Gain) Loss On Derivative Instruments	(11)	138
Net Gain On Investments	(63)	—
Other Income	(474)	—
Income Taxes	10,231	10,601
Capital Expenditures	(928)	(3,700)
Taxes Paid	(157)	(100)
Free Cash Flow	$28,543	$30,324

Reconciliation Of Free Cash Flow To GAAP Operating Income:
Operating Income As Reported	$36,689	$38,416
Depreciation and Amortization	3,938	4,077
Non-Cash Compensation Expense	1,929	1,820
Interest Expense, Net of Interest And Dividend Income And Deferred Financing Costs	(12,506)	(11,188)
Capital Expenditures	(928)	(3,700)
Net (Gain) Loss On Sale Or Disposition Of Assets	(422)	999
Taxes Paid	(157)	(100)
Free Cash Flow	$28,543	$30,324

Reconciliation Of Adjusted Net Income To GAAP Net Income
Net Income As Reported	14,067	$16,160
Net (Gain) Loss on Sale Or Disposal Of Assets, Net Of Tax Provision Or Tax Benefit	(244)	603
Net (Gain) Loss On Derivative Instruments, Net Of Tax Provision Or Tax Benefit	(6)	83
Net Gain On Investments, Net Of Tax Provision	(36)	—
Other Income	(274)	—
Non-Cash Compensation Expense, Net Of Tax Benefit	1,286	1,265
Adjusted Net Income	$14,793	$18,111

Weighted Common Shares Outstanding - Diluted	37,658	39,842

Adjusted Net Income Per Share - Diluted	$0.39	$0.45

PRIOR YEAR’S DATA

Fourth Quarter 2006 As Reported And Same Station

Three
Months
Ended
Dec. 31, 2006
Reconciliation Of Fourth Quarter 2006 Same Station Net Revenues To GAAP (Net Revenues):
Net Revenues As Reported	$118,548
Net Acquisitions And Divestitures Of Radio Stations	1,389
Same Station Net Revenues	$119,937

Reconciliation Of Fourth Quarter 2006 Same Station Operating Expenses To GAAP (Station Operating Expenses):
Station Operating Expenses As Reported	$69,726
Non-Cash Compensation Expense Included In Station Operating Expenses	$(483)
Net Acquisitions And Divestitures Of Radio Stations	(1,283)
Same Station Operating Expenses	$67,960